Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time on October 3, 2013.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/cmlp
• Follow the steps outlined on the secured website.

		X this box if you would like the “Outside” phone number included to the right.	Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors of the General Partner of Crestwood and the Conflicts Committee of	+
the General Partner of Crestwood recommend a vote FOR Proposal 1. The Board of Directors of the General Partner of Crestwood also recommends a vote FOR Proposals 2 and 3.

1.	Approval of the Agreement and Plan of Merger, dated as of May 5, 2013 by and among Crestwood Midstream Partners LP (“Crestwood”), Crestwood Gas Services GP LLC, the general partner of Crestwood, Crestwood Holdings LLC, the parent company of CMLP GP, Inergy Midstream, L.P. (“Inergy Midstream”), NRGM GP, LLC, the general partner of Inergy Midstream, Inergy, L.P., the indirect parent company of NRGM GP, LLC, and Intrepid Merger Sub, LLC, a wholly-owned subsidiary of Inergy Midstream, as it may be amended from time to time	For [ ]	Against [ ]	Abstain [ ]

2.	Approval of the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement at the time of the special meeting	For [ ]	Against [ ]	Abstain [ ]

3.	Approval of, on an advisory (non-binding basis), the compensation payments that will or may be paid by Crestwood to its named executive officers in connection with the merger	For [ ]	Against [ ]	Abstain [ ]

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Special Meeting Admission Ticket

Special Meeting of

Crestwood Midstream Partners LP Unitholders

October 4, 2013, 10:00 a.m. Local Time

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Dear Crestwood Unitholder,

We are pleased to invite you to attend the Special Meeting of the unitholders of Crestwood Midstream Partners LP. The attached proxy statement/prospectus accompanying this letter describes the business to be transacted at the meeting. We urge you to read the enclosed proxy statement/prospectus for information about the Special Meeting.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – CRESTWOOD MIDSTREAM PARTNERS LP

Notice of Special Meeting of Unitholders

Address

Proxy Solicited by the Board of Directors of the General Partner of Crestwood for Special Meeting - (Date)

The undersigned hereby appoints Robert G. Phillips, Kelly J. Jameson, and each of them, with or without the other and with the full power of substitution, as proxies to vote as specified on the reverse side hereof all units that the undersigned is entitled to vote at the special meeting of unitholders of Crestwood Midstream Partners LP (“Crestwood”), to be held on October 4, 2013, at 10:00 a.m., local time, at 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, and any adjournments or postponements thereof, and with all other powers which the undersigned would possess if personally present.

When properly executed, units represented by this proxy will be voted in the manner directed herein by the unitholder. If no such directions are indicated, this Proxy will be voted FOR Proposal 1; FOR Proposal 2 and FOR Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)